POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Howard Groedel, John M. McVey, James Abood, and Molly Brown signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) take any action of any type whatsoever in connection with the implementation of EDGAR filings and filing capability which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is IMH Financial Corporation assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 or the Securities Act of 1933, or any other liabilities or obligations.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make EDGAR filings, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of July, 2014.

/s/ Andrew Fishleder
Print Name: Andrew Fishleder